Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 (333-186108) and the Registration Statement on Form S-8 (Registration No. 333-185122) of Lilis Energy, Inc. of our report dated June 11, 2014, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of Lilis Energy, Inc. for the year ended December 31, 2013.

Hein & Associates LLP

Denver, Colorado
June 11, 2014